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                                                                       EXHIBIT 5


                                [______ __], 2003


GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, MD 20878

     Re:  GenVec, Inc.
          Registration Statement on Form S-4
          File No. 333-105320

Ladies and Gentlemen:

     We have acted as special counsel to GenVec, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement"), with respect to 30,000,000 shares of $0.001 par value common stock of the Company ("Company Common Stock") that may be issued in connection with the proposed transaction pursuant to which Diacrin, Inc., a Delaware company ("Diacrin"), will be merged (the "Merger") with and into the Company.

     The Merger is to be effected pursuant to an Agreement and Plan of Reorganization, as amended, dated as of April 14, 2003, and a related Agreement and Plan of Merger, dated as of April 14, 2003 (collectively, the "Agreement"), between the Company and Diacrin, pursuant to which each share of the $0.01 par value common stock of Diacrin ("Diacrin Common Stock") issued and outstanding immediately prior to the effective date of the Merger will be cancelled and converted into 1.5292 shares of the Company Common Stock, with cash being paid in lieu of the issuance of fractional shares.

     We have been requested to furnish an opinion to be included as Exhibit 5 to the Registration Statement. In connection with rendering the opinions set forth in this letter, we have examined and relied upon the Registration Statement, the Company's Amended and Restated Certificate of Incorporation, the Bylaws of the Company as in effect on the date of this opinion, resolutions of the Board of Directors of the Company, and the originals or copies of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     The opinions set forth herein are subject to the following qualifications, which are

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GenVec, Inc.
[_________ ____], 2003
Page 2

in addition to any other qualifications contained herein:

     (i) We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

     (ii) The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

     (iii) We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof or of the stockholders of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

     (iv) We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

     (v) We express no opinion as to the effect or application of any laws or regulations other than the Delaware General Corporation Law as in effect on this date. As to such matters, we have relied exclusively on the latest standard compilation of such statute as reproduced in commonly accepted unofficial publications available to us.

     Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the 30,000,000 shares of Company Common Stock included in the Registration Statement that may be issued to the holders of Diacrin Common Stock in connection with the Merger have been duly authorized by the Company and that, when issued to such stockholders in accordance with the terms of the Agreement upon consummation of the Merger, such shares of Company Common Stock will be validly issued, fully paid and nonassessable under the Delaware General Corporation Law as in effect on this date.

     This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

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GenVec, Inc.
[_________ ____], 2003
Page 3

     We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to reference to our firm under the caption "Legal Opinions" contained in the joint proxy statement/prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                             Very truly yours,


                                             ARNOLD & PORTER